EXHIBIT NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-74668 on Form N-1A of our reports dated February 17, 2009 relating to the financial statements and financial highlights of MFS Variable Insurance Trust, including MFS Core Equity Series, MFS Growth Series (formerly MFS Emerging Growth Series), MFS Global Equity Series, MFS High Income Series, MFS Investors Growth Stock Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS New Discovery Series, MFS Research Series, MFS Research Bond Series, MFS Research International Series, MFS Strategic Income Series, MFS Total Return Series, MFS Utilities Series, MFS Value Series and MFS Money Market Series, appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust for the year ended December 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2009